UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 13, 2025
Direct Digital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41261	87-2306185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 402-1051
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 13, 2025, Direct Digital Holdings, Inc. (the "Company") held its 2025 Special Meeting of stockholders at 9:30 a.m. Central Time by means of an online virtual meeting platform.

At the 2025 Special Meeting, the following four proposals were approved: (i) the approval of an amendment to the Company’s Certificate of Incorporation to increase the number of our authorized shares of Class A Common Stock from 160,000,000 to 760,000,000; and (ii) the approval of the issuance of up to 50,000,000 shares of Class A Common Stock under the Company’s equity line of credit pursuant to the Company’s Share Purchase Agreement. The two proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A for the 2025 Special Meeting filed with the SEC on September 29, 2025.

Proposal 1

The vote with respect to the approval of an amendment to the Company’s Certificate of Incorporation to increase the number of our authorized shares of Class A Common Stock from 160,000,000 to 760,000,000, was as follows:

Total Votes For	Total Votes Against	Abstentions
21,978,250	155,886	73,138

Proposal 2

The vote with respect to the approval of the issuance of up to 50,000,000 shares of Class A Common Stock under the Company’s equity line of credit pursuant to the Company’s Share Purchase Agreement, was as follows:

Total Votes For	Total Votes Against	Abstentions
21,987,979	146,582	72,713

Item 8.01 Other Events.

As previously reported, on October 18, 2024, the Company received a deficiency notice (the “First Notice”) from the Listing Qualifications Department of Nasdaq (the "Staff") notifying the Company that it was not in compliance with the stockholders’ equity requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1). This rule requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2.5 million (the “Stockholders’ Equity Requirement”). The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024 reported a stockholders’ deficit of $8.8 million.

Subsequent to the end of an extension period granted by the Staff, the Company received a letter indicating that its common stock would be delisted. The Company then requested a hearing before the Nasdaq Hearings Panel (the “Panel”). The hearing was held on May 29, 2025 and, by decision dated June 9, 2025, the Panel accepted the Company’s proposed plan to regain compliance with the Stockholders’ Equity Requirement, and granted the Company’s request for an extension through October 14, 2025 to do so, subject to the Company’s satisfaction of certain interim conditions.

Since June 30, 2025, the Company completed the following transactions:

•Under the Company's Share Purchase Agreement executed October 18, 2024 with New Circle Principal Investments LLC, a Delaware limited liability company, the Company sold 3.7 million shares of the Company's Class A Common Stock for $1.3 million during the quarter ended September 30, 2025. The Company has sold 11.3 million shares of the Company's Class A Common Stock for $8.9 million since inception of the program.

•On August 8, 2025, the Company entered into the Seventh Amendment (the “Seventh Amendment”) to the Term Loan and Security Agreement dated December 3, 2021 (the “Term Loan Facility”) and Lafayette Square Loan Servicing, LLC, as administrative agent, and the other lenders (collectively "Lafayette"). Under the terms of the Seventh Amendment, the parties agreed to convert and exchange term loans with an aggregate principal amount of $25.0 million for newly authorized shares of Series A Preferred Stock, par value $0.001, of the Company (the “Series A Preferred Stock”), with an aggregate face amount of $25.0 million issued to Lafayette.

•On October 14, 2025, the Company entered into the Ninth Amendment (the “Ninth Amendment”) to the Term Loan Facility with Lafayette. Under the terms of the Ninth Amendment, the parties agreed to convert and exchange term loans with an aggregate principal amount of $10.0 million for newly authorized shares of Series A Preferred Stock, with an aggregate face amount of $10.0 million issued to Lafayette.

As a result of these transactions, after taking into account the net conversion amounts and/or proceeds therefrom, and after consideration of the Company’s estimates for business activity in the three months ended September 30, 2025, the Company believes that, as of the date of this Current Report on Form 8-K, it satisfies the Stockholders' Equity Requirement. The Company is awaiting a formal compliance determination from Nasdaq and will provide an update upon receipt of such determination.

Also as previously disclosed, on May 12, 2025, the Company received a second notice (the “Second Notice”) from the Staff notifying the Company that because the closing bid price of the Company’s Class A common stock was below $1.00 per share for the prior 30 consecutive business days, the Company was not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The Second Notice states that the Company has 180 calendar days from the date of the Second Notice, or until November 10, 2025, to regain compliance with the Bid Price Rule. If at any time before November 10, 2025, the bid price for the Company’s Class A Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days (which number of days may be extended by Nasdaq), Nasdaq will provide written notification that the Company has achieved compliance with the Bid Price Rule, and the matter will be closed.

The Company intends to continue to actively monitor the closing bid price for the Company’s Class A Common Stock between now and November 10, 2025, at which point the Company may be entitled to a second 180-day grace period to evidence compliance with the Bid Price Rule under Nasdaq Listing Rule 5810(c)(3)(A)(ii). The Company is considering all available options to resolve the deficiency and regain compliance with the applicable Nasdaq Listing Rules within the timeframes required by Nasdaq.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report contains forward-looking statements within the meaning of federal securities laws that are subject to certain risks, trends and uncertainties. We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify forward-looking statements, but not all forward-looking statements include these words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the information described under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Form 10-K”) and subsequent periodic and or current reports filed with the Securities and Exchange Commission (the “SEC”).

The forward-looking statements contained in this Current Report are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance expressed in or implied by the forward-looking statements. We believe these factors include, but are not limited to, the following: the restrictions and covenants imposed upon us by our credit facilities; the substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing; our ability to secure additional financing to meet our capital needs; any future ineligibility to file short-form registration statements on Form S-3, which may impair our ability to raise capital; our failure to satisfy applicable listing standards of the Nasdaq Capital Market resulting in a potential delisting of our common stock; costs, risks and uncertainties related to restatement of certain prior period financial statements; any significant fluctuations caused by our high customer concentration; risks related to non-payment by our clients; reputational and other harms caused by our failure to detect advertising fraud; operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems; restrictions on the use of third-party “cookies,” mobile device IDs or other tracking technologies, which could diminish our platform’s effectiveness; unfavorable publicity and negative public perception about our industry, particularly concerns regarding data privacy and security relating to our industry’s technology and practices, and any perceived failure to comply with laws and industry self-regulation; our failure to manage our growth effectively; the difficulty in identifying and integrating any future acquisitions or strategic investments; any changes or developments in legislative, judicial, regulatory or cultural environments related to information collection, use and processing; challenges related to our buy-side clients that are destination marketing organizations and that operate as public/private partnerships; any strain on our resources or diversion of our management’s attention as a result of being a public company; the intense competition of the digital advertising industry and our ability to effectively compete against current and future competitors; any significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers’, suppliers’ or other partners’ computer systems; as a holding company, we depend on distributions from Direct Digital Holdings, LLC (“DDH LLC”) to pay our taxes, expenses (including payments under the Tax Receivable Agreement) and any amount of any dividends we may pay to the holders of our common stock; the fact that DDH LLC is controlled by DDM, whose interest may differ from those of our public stockholders; any failure by us to maintain or implement effective internal controls or to detect fraud; and other factors and assumptions discussed in our Form 10-K and subsequent periodic and current reports we may file with the SEC. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this press release to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 14, 2025 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ DIANA P. DIAZ
Diana P. Diaz Chief Financial Officer